NOTICE OF GUARANTEED DELIVERY

Offer to Exchange
6.50% Notes due 2018
which have been registered under the Securities Act of 1933
for any and all outstanding
6.50% Notes due 2018
which have not been registered under the Securities Act of 1933 of
NATIONAL FUEL GAS COMPANY

     A holder of 6.50% Notes due 2018 which have not been registered under the Securities Act of 1933, as amended (the “Original Notes”), of National Fuel Gas Company (the “Company”) who wishes to tender such Original Notes pursuant to the exchange offer (the “Exchange Offer”) described in the Prospectus dated __________________, 2008 (as it may be supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”) must complete and deliver this form or one substantially equivalent to it under the following circumstances: (i) certificates representing the Original Notes are not immediately available, (ii) the Original Notes or other required documents will not reach the Exchange Agent on or prior to the Expiration Date (as defined in the Letter of Transmittal and the Prospectus), or (iii) the appropriate procedures for book-entry transfer will not be completed on or prior to the Expiration Date. This requirement is set forth in the Prospectus in the section entitled “The Exchange Offer — Guaranteed Delivery Procedures” and in the Letter of Transmittal in Instruction 2. This form may be delivered by hand or sent by overnight courier, facsimile transmission or registered or certified mail to the Exchange Agent. The Exchange Agent must receive this form prior to 5:00 p.m., New York City time, on ________________, 2008, unless extended.

To The Bank of New York Mellon
(the “Exchange Agent”)

By Hand Delivery, Overnight Delivery	By Facsimile Transmission
or Mail (registered or certified recommended):	(for Eligible Institutions Only):
The Bank of New York Mellon	(212) 298-1915
101 Barclay Street, 7 East	Reference: National Fuel Gas
New York, New York 10286	Company Exchange
Attention: Reorganization Unit
Reference: National Fuel Gas Company Exchange

To confirm by telephone or for information:

(212) 815-3687
Reference: National Fuel Gas Company Exchange

Delivery of this Notice of Guaranteed Delivery to an address or transmission hereof to a facsimile number other than those set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instruction thereto, such signature guarantee must appear in the applicable space provided in the box on the Letter of Transmittal for guarantee of signatures.

     As set forth in the Prospectus under “The Exchange Offer —Guaranteed Delivery Procedures,” and in the accompanying Letter of Transmittal, this form or one substantially equivalent hereto or an agent’s message relating to guaranteed delivery must be used to accept the Company’s offer to exchange its 6.50% Notes due 2018 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its Original Notes, upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, if certificates representing such Original Notes are not immediately available, time will not permit the Letter of Transmittal, certificates representing such Original Notes or other required documents to reach the Exchange Agent, or the procedures for book-entry transfer (including a properly transmitted agent’s message with respect thereto) cannot be completed, on or prior to the Expiration Date.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     I, the undersigned, hereby tender to the Company the principal amount of the Original Notes listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, which I have received, pursuant to the guaranteed delivery procedures set forth in such Prospectus, as follows:

Certificate or Registration Nos.	Aggregate Principal Amount	Principal Amount Tendered (Must be
(for non-book-entry Holders)	Represented by Original Note(s)	in Integral Multiples of $2,000 and
Integral Multiples of $1,000 in excess
thereof)

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account No.: ________________________________________

Transaction Code (if available): _______________________________

Date: __________________ , 2008

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X______________________________________________________________________

X______________________________________________________________________
(Signature(s) of Owner(s) or Authorized Signatory)

Dated: ________________________, 2008

Tax Identification or Social Security No.:______________________________________

Telephone Number:_______________________________________________________

Must be signed by registered holder(s) exactly as name(s) appear(s) on the Original Notes or on a security position listing as the owner of the Original Notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted with this Notice of Guaranteed Delivery. If the signature above is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in fiduciary capacity, please set forth the signer’s full title. Please complete the following

(PLEASE PRINT OR TYPE):

Name and Capacity (full title):_______________________________________________

Address:_________________________________________________________________

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

I, the undersigned, a firm or other entity identified as an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantee (a) that the above named person(s) own(s) the principal amount of 6.50% Notes due 2018 of National Fuel Gas Company (the “Original Notes”) tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of such Original Notes complies with Rule 14e-4, and (c) that I will deliver to the Exchange Agent the certificates representing the Original Notes tendered hereby or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an agent’s message in lieu thereof and any other required documents, within three (3) business days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:

Telephone Number:	Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING ORIGINAL NOTES WITH THIS FORM. CERTIFICATES REPRESENTING ORIGINAL NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder. If delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date, to permit delivery to the Exchange Agent on or prior to such date. Instead of delivery by mail, it is recommended that Holders use an overnight or hand-delivery service. Delivery will be deemed made when actually received or confirmed by the Exchange Agent. For description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Original Notes referred to herein, the signature(s) must correspond with the names as written on the face of the certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant in the book-entry transfer facility whose name is shown as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Original Notes listed as a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Original Notes or signed as the name of the participant shown on the book-entry transfer facility’s security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

     3. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Original Notes and requests for additional copies of the Prospectus, the Letter of Transmittal, this Notice of Guaranteed Delivery and any other documents related to the Exchange Offer may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.